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                                                                    EXHIBIT 2.2

                                                     Purchaser Merger Agreement

                          AGREEMENT AND PLAN OF MERGER

     AGREEMENT AND PLAN OF MERGER (the "Agreement and Plan of Merger"), dated as of __________ ___, 1995, by and among DC Holdco, Inc., a Delaware corporation (the "Holding Company"), The Walt Disney Company, a Delaware corporation (the "Purchaser"), and DCA Merger Corp., a Delaware corporation and a wholly-owned subsidiary of the Holding Company ("Merger Sub A"). The Purchaser and Merger Sub A are hereinafter sometimes collectively referred to as the "Constituent Corporations."

     This Agreement and Plan of Merger is being entered into pursuant to an Amended and Restated Agreement and Plan of Reorganization, dated as of July 31, 1995 (the "Reorganization Agreement"), by and between the Purchaser and Capital Cities/ABC, Inc., a New York corporation (the "Company"). The Reorganization Agreement provides for, among other things, the merger of Merger Sub A with and into the Purchaser and for the merger of DCB Merger Corp., a New York corporation and a wholly-owned subsidiary of the Holding Company, with and into the Company (the "Company Merger").

     NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

                                 ARTICLE I

                                THE MERGER

     Section 1.1. THE MERGER. In accordance with the provisions of this Agreement and Plan of Merger and the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.4 hereof), Merger Sub A shall be merged with and into the Purchaser (the "Purchaser Merger") and the separate corporate existence of Merger Sub A shall cease. The Purchaser shall be the surviving corporation in the Purchaser Merger (hereinafter sometimes referred to as the "Surviving Corporation") and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall be "_________________". The Purchaser Merger shall have the effects set forth in the DGCL.


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     Section 1.2.  CERTIFICATE OF INCORPORATION AND BY-LAWS.  (a) The
Certificate of Incorporation of the Purchaser shall be amended at the Effective Time to read in its entirety as set forth in Exhibit A.

     (b) The By-Laws of Merger Sub A immediately prior to the Effective Time shall be the By-Laws of the Surviving Corporation (the "By-Laws") immediately after the Effective Time.

     Section 1.3. DIRECTORS AND OFFICERS. (a) The directors of the Purchaser immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

     (b) The officers of the Purchaser immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time and until their successors are duly appointed or elected in accordance with applicable law.

     Section 1.4. EFFECTIVE TIME; CONDITIONS. Upon the later of (i) January 3, 1996 and (ii) the first business day following the day on which the last to be fulfilled or waived of the conditions set forth in Article 8 of the Reorganization Agreement shall have been fulfilled or waived or at such other time as the Purchaser and the Company may agree, and provided that this Agreement and Plan of Merger is not terminated under Section 3.1 hereof, a certificate of merger complying with the DGCL shall be filed with the Secretary of State of the State of Delaware in accordance with the DGCL. The Purchaser Merger shall become effective at the time and date of the filing of the certificate of merger relating to the Purchaser Merger with the Secretary of State of Delaware or at such later time and date as provided for in such certificate of merger as may be permitted by the DGCL (such time and date is herein referred to as the "Effective Time").

                                ARTICLE II

                             CONVERSION OF SHARES

     Section 2.1. MERGER SUB A COMMON STOCK. Each share of common stock, par value $.01 per share, of Merger Sub A (the "Merger Sub A Common Stock") outstanding immediately prior to the Effective Time shall, by virtue of the Purchaser Merger and without any further action by the holder thereof, be converted into and become one share of common stock, par value $.01 per share, of the Surviving Corporation (the "Surviving Corporation Common Stock"). Each certificate which immediately prior to the Effective Time represented outstanding shares of Merger Sub A Common Stock shall, on and after the Effective Time, be deemed for all purposes to represent the number of shares of Surviving Corporation Common Stock into which the shares of Merger Sub A Common Stock


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represented by such certificate shall have been converted pursuant to this
Section 2.1.

     Section 2.2. HOLDING COMPANY CAPITAL STOCK. At the earlier of the effective time of the Company Merger and the Effective Time, each share of the capital stock of the Holding Company issued and outstanding immediately prior to such time shall be converted into the right to receive in cash at the fair market value thereof, as agreed upon by the Purchaser and the Holding Company.

     Section 2.3. CONVERSION OF PURCHASER STOCK. (a) At the Effective Time, each share of common stock, par value $.025 per share, of the Purchaser (the "Purchaser Common Stock"), issued and outstanding at the Effective Time shall be converted into one share of common stock, $0.01 par value, of the Holding Company (the "Holding Company Common Stock"). Upon such conversion, all such shares of Purchaser Common Stock shall be cancelled and cease to exist, and each certificate theretofore representing any such shares shall, without any action on the part of the holder thereof, be deemed to represent an equivalent number of shares of Holding Company Common Stock.

     (b) At the Effective Time, each share of Purchaser Common Stock which is held in the treasury of the Purchaser immediately prior to the Effective Time shall, by virtue of the Purchaser Merger, cease to be outstanding and shall be cancelled and retired without payment of any consideration therefor.

                                ARTICLE III

                           TERMINATION AND AMENDMENT

     Section 3.1. TERMINATION. Notwithstanding the approval and adoption of this Agreement and Plan of Merger by the stockholders of the Constituent Corporations, this Agreement and Plan of Merger shall terminate forthwith in the event that the Reorganization Agreement shall be terminated as therein provided. In the event of the termination of this Agreement and Plan of Merger as provided above, this Agreement and Plan of Merger shall forthwith become void and there shall be no liability on the part of any of the parties hereto except as otherwise provided in the Reorganization Agreement.

     Section 3.2. AMENDMENT. This Agreement and Plan of Merger shall not be amended other than pursuant to an amendment to the Reorganization Agreement approved in the manner therein provided. If any such amendment to the Reorganization Agreement is so approved, any amendment to this Agreement and Plan of Merger required by such amendment to the Reorganization Agreement shall be

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effected by the parties hereto by action taken by their respective Board of Directors.

                                ARTICLE IV

                               MISCELLANEOUS

     Section 4.1. GOVERNING LAW. This Agreement and Plan of Merger shall be governed by the laws of the State of Delaware.

     Section 4.2 COUNTERPARTS. This Agreement and Plan of Merger may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement and Plan of Merger to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                      THE WALT DISNEY COMPANY,

                                          By:________________________________
                                             Name:
                                             Title:


                                      DC HOLDCO, INC.,

                                          By:________________________________
                                             Name:
                                             Title:


                                      DCA MERGER CORP.,

                                          By:________________________________
                                             Name:
                                             Title:


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